UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   December 23, 2008

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 23, 2008, we received notice from NYSE Alternext US LLC (the “Exchange”, formerly known as the American Stock Exchange) that, based on our Form 10-Q for the period ended September 30, 2008, Palatin is not in compliance with certain conditions of the Exchange’s continued listing standards under Section 1003 of the Exchange’s Company Guide. Specifically, the Exchange states that we are not in compliance with:

•	Section 1003(a)(ii) of the Company Guide because our stockholders’ equity is less than the required $4,000,000 and we have losses from continuing operations and net losses in three of our four most recent fiscal years, and

•	Section 1003(a)(iii) of the Company Guide because our stockholders’ equity is less than the required $6,000,000 and we have losses from continuing operations and net losses in our five most recent fiscal years.

We intend to submit a plan of compliance by January 23, 2009, advising the Exchange how we intend to regain compliance with Sections 1003(a)(ii) and (a)(iii) by July 23, 2010. If the Exchange accepts the plan, we may be able to continue our listing during the plan period through July 23, 2010, subject to periodic review to determine if we are making progress consistent with the plan. If we do not submit a plan, or if the Exchange does not accept the plan, or if we do not regain compliance with Sections 1003(a)(ii) and (iii) by July 23, 2010, or if we do not make progress consistent with the plan during the plan period, the Exchange may initiate delisting procedures.

The Exchange also stated that because our stock has been trading below $0.25 per share over the last seven months, the Exchange deems it appropriate for us to effect a reverse stock split in accordance with Section 1003(f)(v) of the Exchange’s Company Guide. If we do not complete a reverse stock split within a reasonable amount of time, the Exchange may consider suspending dealings in our common stock or remove our common stock from the list.

Our common stock continues to trade on the Exchange. The Exchange has advised us that the Exchange is utilizing the financial status indicator fields in the Consolidated Tape Association’s Consolidated Tape System and Consolidated Quote Systems Low Speed and High Speed Tapes to identify companies that are noncompliant with the Exchange’s continued listing standards. Accordingly, we will become subject to the trading symbol extension “.BC” to denote our noncompliance.

Item 8.01 Other Events.

        On December 30, 2008, we issued a press release, attached as Exhibit 99 to this report, concerning the notice from the Exchange.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

99 Press Release dated December 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: December 30, 2008	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President - Operations and Chief Financial Officer

EXHIBIT INDEX

99	Press Release dated December 30, 2008